Exhibit 1.1

18,500,000 Ordinary Shares

MDxHEALTH SA

ORDINARY SHARES

UNDERWRITING AGREEMENT

September 25, 2024

TD Securities (USA) LLC

William Blair & Company, L.L.C.

As Representatives of the several Underwriters

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

William Blair & Company, L.L.C.

150 N. Riverside Plaza

Chicago, Illinois 60606

Ladies and Gentlemen:

1.	Introductory. MDxHealth SA, a limited liability company (naamloze vennootschap/société anonyme) organized under the laws of Belgium (the “Company”), proposes to issue and sell, pursuant to the terms of this Underwriting Agreement (the “Agreement”), to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 18,500,000 ordinary shares of the Company, with no nominal value per share (the “Ordinary Shares”). The aggregate of 18,500,000 Ordinary Shares so proposed to be sold is hereinafter referred to as the “Firm Stock”. The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3(b) hereof, up to an additional 2,775,000 Ordinary Shares (the “Optional Stock”). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the “Securities”. TD Securities (USA) LLC and William Blair & Company, L.L.C. are acting as representatives of the several Underwriters (the “Representatives” or “you” or “your”).

2.	Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters, as of the date hereof and as of the Closing Date (as defined below), and agrees with the several Underwriters, that:

(a) Shelf Registration Statement. A registration statement of the Company on Form F-3 (File No. 333-268885) (including all amendments thereto, the “Registration Statement”) in respect of the Securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Company meets the requirements for use of Form F-3 under the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form and meet the requirements of the Securities Act, and the Rules and Regulations. The proposed offering of the Securities may be made pursuant to General Instruction I.B.1 of Form F-3. Other than (i) the Registration Statement, (ii) the Preliminary Prospectus and the Prospectus (each as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(a) hereof and (iii) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer and sale of the Securities has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission (any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereinafter called a “Preliminary Prospectus”). The Registration Statement including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rule 430B under the Securities Act to be part of the Registration Statement at the time it became effective is hereinafter collectively called the “Registration Statement.” If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The final prospectus supplement, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, together with the Base Prospectus, including any document incorporated by reference therein, is hereinafter called the “Prospectus.”

Any reference herein to the Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or the Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this Agreement that is incorporated by reference in the Registration Statement.

(b) General Disclosure Package. As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), (iii) the bona fide electronic roadshow (as defined in Rule 433(h)(5) of the Rules and Regulations); nor (iv) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus or any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 18). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 6:00 P.M., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Pricing Prospectus” means the Preliminary Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication (as defined below) that is a written communication within the meaning of Rule 405 of the Rules and Regulations.

(c) No Stop Orders; No Material Misstatements. No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Securities has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(d) Registration Statement and Prospectus Contents. At the respective times, the Registration Statement and any amendments thereto became or become effective as to the Underwriters and at each Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined below).

(e) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(d)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined below).

(f) Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 of the Rules and Regulations.

(h) Emerging Growth Company. From the first date on which the Company engaged directly or through any person authorized to act on its behalf in any communication in reliance on Section 5(d) of the Securities Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(i) Not an Ineligible Issuer. At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(j) Testing the Waters Communications. The Company (a) has not engaged in any Testing-the-Waters Communication and (b) has not authorized anyone to engage in Testing-the-Waters Communications, in each case in respect of the offering of the Securities. The Company has not distributed any Written Testing-the-Waters Communications in connection with the offering of the Securities. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(k) No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the General Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule B, the Company has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, except in accordance with the provisions of Section 4(l) of this Agreement and, except as set forth on Schedule B, the Company has not made and will not make any communication relating to the Securities that would constitute a Testing-the-Waters Communication, except in accordance with the provisions of Section 2(a)(j) of this Agreement.

(l) Absence of Certain Events. Except as contemplated or reflected in the General Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the General Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its share capital; and there has not been any change in the share capital (other than a change in the number of outstanding Ordinary Shares due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short term or long term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase or subscribe the share capital, of the Company or any of its subsidiaries, or any Material Adverse Effect. “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, earnings, assets, liabilities, prospects, properties, condition (financial or otherwise), operations, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the General Disclosure Package and the Prospectus.

(m) Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in Good Standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the General Disclosure Package and Prospectus, and is duly qualified to do business as a foreign corporation in Good Standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a Material Adverse Effect. For the purposes of this paragraph, “Good Standing” means that a company has filed all documents required under applicable law in the relevant jurisdiction.

(n) Absence of Proceedings. Except as set forth in the General Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary before or by any court or Governmental Authority (as defined below), or any arbitrator, which, would individually or in the aggregate, result in any Material Adverse Effect or which are otherwise material in the context of the sale of the Securities. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary, that are required to be described in the Registration Statement, General Disclosure Package and Prospectus by the Securities Act or by the Rules and Regulations and that have not been so described.

(o) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and subject to general principles of equity.

(p) Capitalization; the Securities; Registration Rights. All of the issued and outstanding shares of the Company (including the outstanding Ordinary Shares), are duly authorized and validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state and foreign securities laws, including Belgian securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been cancelled (a copy of which has been delivered to counsel to the Representatives), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the share capital of the Company, including the Ordinary Shares, conforms to the description thereof in the Registration Statement, in the General Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the General Disclosure Package and in the Prospectus, and except for such statutory preferential subscription rights of the existing shareholders of the Company as shall be dis-applied (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Ordinary Shares pursuant to the Company’s articles of association or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or under Belgian company law, and (B) neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Ordinary Shares or other securities of the Company (collectively “Registration Rights”). All of the issued and outstanding shares of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise described in the Registration Statement, in the General Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the General Disclosure Package and in the Prospectus under the caption “Capitalization.” The Ordinary Shares (including the Securities) conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus. For the purposes of this paragraph “non-assessable” means that a holder of the relevant securities will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such securities upon voting or transfer or any other claim of any third party.

(q) Share Options. Except as described in the Registration Statement, in the General Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the Company or any subsidiary of the Company. The description of the Company’s share option, warrants, share bonus and other share plans or arrangements (the “Company Share Plans”), and the options and warrants (together, the “Options”) or other rights granted thereunder, set forth in the General Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, warrants and rights. Each grant of an Option (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee or representative thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered and (B) was made in accordance with the terms of the applicable Company Share Plan, and all applicable laws and regulatory rules or requirements, including all applicable United States federal and Belgian securities laws.

(r) No Conflicts; Authority. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s articles of association or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign (including Belgian), governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clause (A) as would not result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except (1) such as may be required under the Securities Act, the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or blue sky laws and (2) for the listing of the Securities on The Nasdaq Capital Market (the “Exchange”); and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

(s) Financial Statements. The financial statements of the Company, together with the related notes, set forth in the Registration Statement, the General Disclosure Package and Prospectus comply in all material respects with the requirements of the Securities Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with international financial reporting standards (“IFRS”) consistently applied throughout the periods involved; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; all non-IFRS financial information included in the Registration Statement, the General Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act; and, except as disclosed in the General Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Securities Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. The pro forma and pro forma as adjusted financial information and the related notes included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X under the Securities Act and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus. BDO Réviseurs d’Entreprises SRL, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the General Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(t) Compliance with Laws. The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local, Belgian and foreign laws, regulations, orders and decrees.

(u) Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the General Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the General Disclosure Package and in the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(v) Intellectual Property. The Company and each of its subsidiaries owns, possesses, licenses, have rights to use on reasonable terms or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as proposed to be conducted, as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property is licensed to the Company or any subsidiary, and all such agreements are in full force and effect. Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any Intellectual Property purported to be owned by the Company and its subsidiaries (“Company Owned Intellectual Property”); (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, neither the Company nor any of its subsidiaries has received any notice of any such claim, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) except as contemplated or provided for by the OrbiMed Credit Documents (defined below) as described in the Registration Statement, there are no third parties who have rights to any Company Owned Intellectual Property, including liens, security interest, or other encumbrances, except for (i) customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement, the General Disclosure Package and the Prospectus as licensed to the Company or one or more of its subsidiaries or (ii) rights or Intellectual Property that are not material to the Company; (D) the Company Owned Intellectual Property, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (E) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company or any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (F) the conduct of the Company’s and its subsidiaries’ business as now conducted or as proposed to be conducted does not and will not infringe or otherwise violate any Intellectual Property or other proprietary right of any third party; (G) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries; (H) there is no prior art or public or commercial activity of which the Company is aware that may render any patent included in the Company Owned Intellectual Property invalid or that would preclude the issuance of any patent on any patent application included in such Intellectual Property, which has not been disclosed to the U.S. Patent and Trademark Office or the relevant foreign patent authority, as the case may be; (I) to the Company’s knowledge, the issued patents included in the Intellectual Property of the Company are valid and enforceable and the Company is unaware of any facts that would preclude the issuance of a valid and enforceable patent on any pending patent application included in such Intellectual Property; (J) the Company has taken reasonable steps necessary to secure the interests of the Company in the Company Owned Intellectual Property from all employees, consultants, agents or contractors that developed (in whole or in part) such Intellectual Property; (K) except as disclosed in the General Disclosure Package and the Prospectus, no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Intellectual Property that is owned or purported to be owned by the Company that would confer upon any governmental agency or body, university, college, other educational institution or research center any claim or right in or to any such Intellectual Property; (L) to the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of the rights of any entity; (M) the Company and its subsidiaries have taken commercially reasonable actions to protect the secrecy any trade secrets and other confidential information owned by or otherwise in the possession of the Company or one of its subsidiaries; and (N) all patents and patent applications owned by or licensed to the Company or any of its subsidiaries have been duly and properly filed, prosecuted and maintained in all material respects, have been assigned to the Company or the licensor to the Company, and the patents are subsisting and have not lapsed and the patent applications in the Intellectual Property are subsisting and have not been abandoned. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property in the United States and foreign jurisdictions. For the purposes of this Agreement, “OrbiMed Credit Documents” means the OrbiMed Credit Agreement and Pledge and Security Agreement, each dated May 1, 2024, and included as Exhibit 4.1 and Exhibit 4.2, respectively, to the Report on Form 6-K filed by the Company with the Commission on May 1, 2024, as amended.

(w) Regulatory and Health Care Authorizations. The Company has submitted and possesses, or qualifies for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, classifications, exemptions, certificates, authorizations or permits and supplements or amendments thereto issued or required by the appropriate Governmental Authority or designated organization necessary to conduct its business (“Permits”), including, without limitation, all such Permits required by the U.S. Department of Health and Human Services (“HHS”) (including the U.S. Food and Drug Administration (the “FDA”) and the U.S. Centers for Medicare & Medicaid Services (“CMS”)), state Medicaid agencies, Canadian Governmental Authorities (including for example, “Health Canada”), European Medicines Agency (“EMA”), European Union member state national competent authorities (“NCAs”) or any other comparable local, state, federal or foreign agencies or bodies to which it is subject, and the Company has not received any notice of proceedings relating to the revocation or modification of, or material non-compliance with, any such Permit, except for such Permits, the lack of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(x) Legal Proceedings. Except as set forth in the General Disclosure Package, there is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, including any proceeding before the FDA or comparable federal, state, local or foreign governmental bodies (it being understood that the interaction between the Company and the FDA and such comparable governmental bodies relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such proceedings are threatened or, to the Company’s knowledge after reasonable investigation and due diligence inquiry (“Knowledge”), contemplated by governmental or regulatory authorities or threatened by others. The Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, singly or in the aggregate, have a Material Adverse Effect. All preclinical and clinical studies conducted by or on behalf of the Company to support approval for commercialization of the Company’s products have been conducted by the Company, or to the Company’s Knowledge by third parties, in compliance with all applicable federal, state or foreign laws, rules, orders and regulations, except for such failure or failures to be in compliance as could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its subsidiaries nor any of their respective employees, officers, directors, or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(y) Clinical Validation Studies and Other Studies and Clinical Trials. To the extent applicable, the analytical and clinical validation studies and other tests and studies, and any preclinical and clinical trials conducted by or on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Registration Statement, the General Disclosure Package or the Prospectus, or the results of which are referred to in the Registration Statement, the General Disclosure Package or the Prospectus, were and, if still pending, are being conducted in all material respects in accordance with all applicable Health Care Laws, standard medical and scientific research procedures and any applicable rules, regulations and policies of the jurisdiction in which such trials, studies and investigations are being conducted; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the General Disclosure Package or the Prospectus do not contain any misstatement of a material fact or omit a material fact necessary to make such statements not misleading; the Company has no knowledge of any studies, tests or trials not described in the Disclosure Package and the Prospectus the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the Registration Statement, the General Disclosure Package or Prospectus; and the Company has not received any notices or other correspondence from the FDA, Health Canada, EMA, the European Union NCAs, or any other foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or comparable authority or designated organization requiring or threatening the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated, and, to the Company’s knowledge, there are no reasonable grounds for the same. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any violation of law or regulation by the Company in its respective product development efforts, submissions or reports to any regulatory authority that could reasonably be expected to require investigation, corrective action or enforcement action.

(z) Compliance with Health Care Laws. The Company, its directors, employees and, to the Company’s knowledge, its agents are and at all times have been in material compliance with, all health care laws applicable to the Company, its products or services and activities, including, without limitation, (i) the Clinical Laboratory Improvement Amendments of 1988 as amended (42 U.S.C. § 263a), and all similar additionally applicable state laws, including state laws governing the qualification and licensure, accreditation, certification and operation of clinical laboratories and related personnel, (ii) all foreign, federal, state, and local health care fraud and abuse laws, including but not limited to, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the Medicare and Medicaid exclusion laws (42 U.S.C. § 1320a-7), the Medicare physician self-referral law (“Stark Law”) (42 U.S.C. § 1395nn), to the extent applicable the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) and other transparency laws, all criminal laws relating to health care fraud and abuse, including, but not limited to, 18 U.S.C. §§ 286, 287, 1001 and 1347, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.) (“HIPAA”), (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), (42 U.S.C. § 17921 et seq.), (iv) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) its implementing regulations, related guidance and policies, (v) the federal Medicare statute (Title XVIII of the Social Security Act), (vi) the federal Medicaid statute (Title XIX of the Social Security Act), (vii) the Federal Trade Commission Act, (viii) in the case of each of the foregoing clauses, as amended and together with the regulations promulgated pursuant to such laws, and (ix) any other local, state, federal or foreign law, or regulation, or legally binding accreditation standard, memorandum, opinion letter, or other issuance which imposes legal requirements on manufacturing, developing, testing, labeling, advertising, marketing, promoting, distributing, reporting, offering or receiving kickbacks, patient or program charges, recordkeeping, claims processes, documentation requirements, medical necessity, referrals, the hiring of employees, contracting of independent contractors or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of the research, design, testing, development, sale, marketing, promotion, advertising, ownership, manufacture, packaging, processing, use, distribution, storage, or disposal of medical devices and health care items and services (collectively, “Health Care Laws”). The Company has not received any notification, correspondence or any other written or oral communication concerning any materially adverse action by any applicable Governmental Authority, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority, including, without limitation, the FDA, the European Union NCAs, the U.S. Federal Trade Commission, CMS, stated Medicaid agencies, HHS’s Office of Inspector General, the U.S. Department of Justice and state Attorneys General or similar agencies or Governmental Authorities, of potential or actual material violation or non-compliance by, or liability of, the Company under any Health Care Laws. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to material liability of the Company under any Health Care Laws. The Company is not a party to, and has no ongoing reporting obligations pursuant to, any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Governmental Authority. Additionally, neither the Company nor any of its employees, officers, directors, or, to the knowledge of the Company, agents, has been excluded, suspended or debarred from participation in any government health care program or human research study, clinical trial or investigation or, to the knowledge of the Company, is subject to an inquiry, investigation, proceeding, or other similar action by any Government Authority that would reasonably be expected to result in debarment, suspension, or exclusion.

(aa) Post-Commercialization Reporting Obligations. The Company is complying in all material respects with all applicable regulatory post-commercialization reporting obligations, including, without limitation, adverse event reporting requirements set forth by the EU Medical Devices Directives, as applicable, and, to the extent applicable, their national implementing laws in the European Union member states.

(bb) No Shutdowns or Prohibitions. The Company has not had any product or services, clinical laboratory or facility or manufacturing or service-provider site (whether Company-owned or that of a third party in relation to the Company’s laboratory test offerings) subject to a Governmental Authority (including CMS, state laboratory authorities, or FDA) shutdown or import or export prohibition, nor received any Governmental Authority or designated organization notice of inspectional observations, warning letters, untitled letters, requests to make changes to any Company products, services, processes or operations (including for example, any changes impacting the regulatory status and compliance oversight of any Company products or services, processes or operations), or similar correspondence or notice from the FDA or other governmental authority or designated organization alleging or asserting material noncompliance with any applicable Health Care Laws. To the Company’s knowledge, neither the FDA nor any other Governmental Authority or designated organization is considering such action.

(cc) No Safety Notices. (i) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there have been no recalls, warnings, safety alerts or other notifications or notice of action required or made to regulatory authorities, healthcare professionals, laboratories, or patients, relating to any alleged or potential performance or accuracy failure(s) of testing services offered, or lack of safety, or regulatory compliance of Company products or services or any items used in connection therewith (“Safety Notices”) and (ii) to the Company’s knowledge, there are no facts that would be reasonably likely to result in (x) a Safety Notice with respect to the Company’s products or services, (y) a change in labeling of any the Company’s respective products or services, or (z) a termination or suspension of marketing or testing of any the Company’s products or services.

(dd) No Violations or Defaults. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries (i) is in violation of its articles of association, charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, result in a Material Adverse Effect.

(ee) Taxes. The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise and any other tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. The statements set forth in the Registration Statement under the caption “Taxation”, insofar as it purports to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(ff) Stamp Taxes. No stamp, registration, sales, documentary, capital, issuance, transfer or other similar taxes or duties (“Stamp Taxes”) are payable by or on behalf of the Underwriters in any Relevant Taxing Jurisdiction on or in connection with (i) the creation, issuance or delivery by the Company of the Securities, (ii) the purchase by the Underwriters of the Securities in the manner contemplated by this Agreement, (iii) the resale and delivery by the Underwriters of the Securities in the manner contemplated by this Agreement, (iv) the execution and delivery of this Agreement, or (vii) the consummation or completion of the transactions contemplated by this Agreement, except for (i) a Belgian stock exchange tax, if the Underwriters act, for purposes of the Belgian stock exchange tax, as a professional intermediary on behalf of purchasers of Securities with habitual residence, seat, or establishment in Belgium in relation to the purchase of Securities (secondary market transaction) or if the relevant Underwriter is resident in Belgium for tax purposes or carries on business through an establishment in Belgium (in both cases unless an exemption applies), (ii) a Belgian annual securities account tax, if the Underwriters hold the Securities on a securities account with a Belgian financial intermediary or if the relevant Underwriter is a resident in Belgium for tax purposes or carries on business through an establishment in Belgium (in both cases unless an exemption applies), (iii) documentary duties that could become due on deeds and certificates issued by Belgian officials (notaries, bailiffs and clerks) and banking institutions, ranging from EUR 0.15 to EUR 100, provided that such deeds and certificates are drawn up or executed in Belgium and (iv) a general, fixed registration tax of EUR 50 due on the voluntary registration in Belgium of any document.

(gg) Passive Foreign Investment Company. The Company does not believe that it was a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for the taxable year ended December 31, 2023 and it does not expect to be treated as a PFIC for the current taxable year.

(hh) Exchange Listing and Exchange Act Registration. The Securities have been approved for listing on the Exchange upon official notice of issuance and are included or approved for listing on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from the Exchange nor has the Company received any written notification that the Commission or the Exchange is contemplating terminating such registration or listing. Except as previously disclosed to counsel for the Underwriters or as set forth in the General Disclosure Package and the Prospectus, there are no affiliations with members of FINRA among the Company’s officers or directors or, to the knowledge of the Company, any five percent or greater stockholders of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Registration Statement.

(ii) Ownership of Other Entities. Other than the subsidiaries of the Company listed in Exhibit 8.1 to the Form 20-F incorporated by reference into the Registration Statement, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(jj) Internal Controls. The Company and its subsidiaries maintain a system of “internal controls over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with international financial reporting standards as issued by the International Accounting Standards Board and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) any interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, in the General Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company and its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(kk) No Brokers or Finders. Other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(ll) Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and the properties of its subsidiaries and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

(mm) Investment Company Act. The Company is not, and after giving effect to the sale of the Securities in accordance with this Agreement and the application of proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(nn) Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(oo) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(pp) Anti-Bribery and Anti-Money Laundering Laws. Each of the Company and its subsidiaries and, to the knowledge of the Company, any of its affiliates and its and its subsidiaries’ respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company and each of its subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(qq) Compliance with OFAC.

(A) Neither the Company nor any of its subsidiaries, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any agent, affiliate, representative or other person acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union (“EU”), His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of a U.S. government embargo (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

(B) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the subject of a U.S. government embargo; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C) Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or any country or territory that, at the time of the dealing or transaction is or was the subject of a U.S. government embargo.

(rr) Compliance with Environmental Laws. Neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, result in a Material Adverse Effect; and the Company is not aware of any pending investigation which would lead to such a claim. Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(ss) Compliance with Occupational Laws. The Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(tt) ERISA and Employee Benefits Matters. (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan. At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or subsidiary; (C) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (y) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States or which covers any employee working or residing outside of the United States.

(uu) Business Arrangements. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, other than ordinary course manufacturing arrangements, non-exclusive U.S. distribution agreements and distribution agreements outside the U.S., neither the Company nor any of its subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(vv) Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could result in a Material Adverse Effect.

(ww) Restrictions on Subsidiary Payments to the Company. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the General Disclosure Package and the Prospectus.

(xx) Disclosure of Legal Matters. There are no statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the General Disclosure Package or in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

(yy) Statistical Information. Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(zz) Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(aaa) FinCEN Matters. All of the beneficial ownership information provided to the Underwriters or to counsel for the Underwriters by the Company or its counsel in compliance with the control and beneficial ownership certification requirements of the Financial Crimes Enforcement Network within the U.S. Department of the Treasury (“FinCEN”) is true, complete, correct and compliant with the rules, regulations and requirements of FinCEN.

(bbb) Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and to the Company’s knowledge are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, facial photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR (as defined below); (iv) any information which would qualify as “protected health information” under HIPAA; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or medical condition. To the knowledge of the Company, there have been no breaches, material violations, outages or unauthorized uses of or accesses to same, nor any incidents under internal review or investigations relating to the same, except for those that are unlikely to have a Material Adverse Effect. The Company and its subsidiaries at all prior times have been and are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. The Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect.

(ccc) Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(ddd) Immunity. Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Kingdom of Belgium.

(eee) Valid Choice of Law; Enforceability. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Belgium and will be honored by the courts of Belgium, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the General Disclosure Package, and the Prospectus. The Company has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each of New York state and the United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws and recognized by the Belgian courts as having jurisdiction to give such final judgment in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein would be declared enforceable against the Company. The Company is not aware of any reason why the enforcement in Belgium of such a New York Court judgment would be, as of the date hereof, contrary to the public policy of Belgium.

(fff) No Public Offering in European Economic Area. The Company has not made and will not make an offer to the public of the Securities in any member state of the European Economic Area.

(ggg) Absence of Market Abuse. The Company has not taken, directly or indirectly, in relation to the offering of the Securities or otherwise, any action or engaged in any course of conduct in breach of, and has taken adequate measures and has adequate procedures in place in order to ensure compliance with, and none of the issue of the Securities, the sale of the Securities and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of, any applicable European Union, Belgian, U.S. or any other relevant jurisdiction “insider dealing,” “insider trading” or similar legislation and, so far as the Company is aware, no person acting on its behalf has breached or is in breach of any relevant market abuse or insider trading law or regulation, including any reporting obligations to the Commission, the Belgian Financial Services and Markets Authority or any other authority. The Company has not taken, nor will the Company take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of applicable laws, including Regulation M under the Exchange Act and Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse (as amended from time to time) and its implementing rules.

(hhh) Effect of Certificates. Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.	Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective numbers of shares of Firm Stock set forth opposite the names of the Underwriters in Schedule A hereto, against payment to the Company of the relevant Purchase Price (as defined below) therefor, for delivery thereof to the ultimate subscriber therefor. The purchase price to be paid by the Underwriters to the Company for the Firm Stock will be $2.00 per Ordinary Share (the “Purchase Price”). (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in Brussels, Belgium and New York, New York are open for business and are not permitted by law or executive order to be closed).

(a) Payment and Delivery. Payment for the Firm Stock to be sold by the Company hereunder (and any Optional Stock to be so sold by the Company) is to be made in United States dollars and in immediately available funds to a blocked account designated by the Company (the “Blocked Account”). Such payment shall be initiated by urgent / “same-day” “SWIFT” wire not later than 4:00 p.m., New York City time, on the Business Day immediately preceding the First Closing Date. On the First Closing Date, subject to the reception of the full payment for the Firm Stock to be sold by the Company hereunder and subject to the reception of the Subscription Form, the Company will issue the Firm Stock by 12:00 p.m. Brussels time. The effective realization of the Company’s capital increase and the issuance of the Firm Stock to be issued by the Company, will be acknowledged and recorded in a notarial deed by an authorized representative of the Company in accordance with article 7:186 of the Belgian Companies and Associations Code of 23 March 2019, as amended from time to time (the “Belgian Companies and Associations Code”) (the “Deed”), pursuant to the provisions of the resolutions of the meeting of the Company’s board of directors held on September 21, 2024 and the Underwriters shall subscribe for such Firm Stock with a view to distribute the Firm Stock on and/or after the First Closing Date to the investors to whom such Firm Stock have been sold. In order to proceed with the issuance by the Company of, and subscription by the Underwriters for, the Firm Stock, no later than one Business Day prior to the First Closing Date, the Representatives will deliver to the Company a fully completed and duly executed subscription form, substantially in the form attached hereto as Exhibit F (such completed and executed subscription form, the “Subscription Form”).The Company will, or will cause its transfer agent to, electronically transfer the Firm Stock being sold by crediting the account of TD Securities (USA) LLC, or the account of TD Securities (USA) LLC’s designee (provided TD Securities (USA) LLC shall have given the Company written notice of such designee at least one Business Day prior to the First Closing Date) at the Depositary Trust Company (“DTC”). As compensation for the Underwriters’ commitments, the Company will pay to the Representative for the Underwriters’ proportionate accounts the sum of $0.12 per Ordinary Share times the total number of Ordinary Shares purchased by the Underwriters from the Company on the First Closing Date (and any Second Closing Date, as appropriate). Such payment will be made on the First Closing Date (or any Second Closing Date) with respect to the Ordinary Shares purchased on such date by wire transfer or credit of immediately available funds, after completion of the issuance of the relevant Ordinary Shares underlying the relevant Firm Stock (or Optional Stock), from the Blocked Account to an account designated by the Representative. As used herein, “First Closing Date” means the second business day after the date of this Agreement or such other time and date for the delivery of the Firm Stock not later than five business days thereafter as the Representatives and the Company shall agree upon. Each time and date for delivery of the Optional Stock, if not on the First Closing Date, is herein called a “Second Closing Date”, and each time and date for delivery of Securities is herein called a “Closing Date”.

(b) Optional Stock. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Optional Stock at the same purchase price as the Firm Stock, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Stock. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (which notice must be confirmed in writing and may be made by electronic mail to the Company) by the Representative to the Company setting forth the aggregate number of Optional Stock as to which the several Underwriters are exercising the option and the date and time, as determined by you and the Company, when the Optional Stock are to be issued and the Optional Stock are to be delivered, but in no event earlier than the First Closing Date (as defined above) nor earlier than the second business day or later than the tenth business day after the date on which the option shall have been exercised. The number of Optional Stock to be purchased by each Underwriter shall be the same percentage of the total number of Optional Stock to be purchased by the several Underwriters as the number of Firm Stock to be purchased by such Underwriter is of the total number of Firm Stock to be purchased by the several Underwriters, as adjusted by the Representative in such manner as the Representative deems advisable to avoid fractional shares. No Optional Stock shall be sold and delivered unless the Firm Stock previously have been, or simultaneously are, sold and delivered.

The documents to be delivered at each Closing by or on behalf of the parties hereto, including the cross receipt for the Securities and any additional documents requested by the Underwriters, will be delivered at the offices of DLA Piper LLP (US), 1251 Avenue of the Americas, New York New York 10020 (the “Closing Location”), and the Securities will be delivered to the Underwriters, through the facilities of DTC, for the accounts of each Underwriter, all at such Closing. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding such Closing, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 3, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

The several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell the Securities to or through any affiliate of an Underwriter.

4.	Further Agreements Of The Company. The Company agrees with the several Underwriters:

(a) Required Filings.  To prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430B of the Rules and Regulations; to notify the Representatives immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Ordinary Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b) Notification of Certain Commission Actions. The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the General Disclosure Package, the Prospectus or any issuer free writing prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Continued Compliance with Securities Laws.

(A) Within the time during which a prospectus (assuming the absence of Rule 172) relating to the Securities is required to be delivered under the Securities Act by any Underwriter or dealer (the “Prospectus Delivery Period”), the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the General Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the General Disclosure Package) to comply with the Securities Act, the Company promptly will (x) notify you of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance and (z) notify you when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) is filed.

(B) If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(C) If at any time following issuance of an issuer free writing prospectus or Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such issuer free writing prospectus or Written Testing-the-Waters Communication conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Representative of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such issuer free writing prospectus or Written Testing-the-Waters Communication to eliminate or correct such conflict, untrue statement or omission and (z) has notified or promptly will notify you when such amendment or supplement was or is filed with the Commission to the extent required to be filed by the Rules and Regulations.

(d) Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such domestic United States or foreign jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation (where not otherwise required) or to execute a general consent to service of process in any jurisdiction (where not otherwise required).

(e) Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement (three of which will be signed and will include all consents and exhibits filed therewith), and to the Underwriters and any dealer each Preliminary Prospectus, the General Disclosure Package, the Prospectus, any issuer free writing prospectus and all amendments and supplements to such documents, in each case as soon as reasonably available and in such quantities as you may from time to time reasonably request.

(f) Value Added Tax. The Company shall make all payments under this Agreement exclusive of any value added tax, goods and services tax, or any other tax of a similar nature (“VAT”) which is chargeable thereon and if any VAT is or becomes chargeable in respect of any such payment, the Company shall, subject to receipt of an appropriate VAT invoice (where required under applicable law), pay in addition the amount of such VAT (at the same time and in the same manner as the payment to which such VAT relates). Where a sum (a “Relevant Sum”) is paid or reimbursed to the Underwriters pursuant to this Agreement in respect of any cost, expense or other amount and the Underwriters have incurred irrecoverable VAT levied on that cost, expense or other amount (the “VAT Element”), then the Relevant Sum, to the extent applicable, shall, include the VAT Element. For the purposes of this Agreement “VAT” means (i) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and (ii) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for or levied in addition to such tax referred to in (i) above or imposed elsewhere.

(g) Withholding. The Company shall make all payments under this Agreement and under the Securities in U.S. dollars and such payments shall be free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction unless such deduction or withholding is required by applicable law. In that event, and except for any net income, capital gains, franchise taxes or other similar taxes imposed on the Underwriters by Belgium or other applicable jurisdiction or by any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and such jurisdiction, the Company will pay additional amounts as may be necessary in order to ensure that the net amounts received by the Underwriters for their benefit shall, after such withholding or deduction, equal the amounts that would have been received if no withholding or deduction had been made.

(h) Stamp Taxes. The Company shall pay, and jointly and severally indemnify and hold the Underwriters harmless against, any Stamp Taxes, including any interest and penalties with respect thereto, imposed under the laws of Belgium or any other jurisdiction that are payable in connection with (i) the creation, issuance or delivery by the Company of the Securities, (ii) the purchase by the Underwriters of the Securities in the manner contemplated by this Agreement, (iii) the resale and delivery by the Underwriters of the Securities in the manner contemplated by this Agreement, (iv) the execution and delivery of this Agreement, or (v) the consummation or completion of the transactions contemplated by this Agreement.

(i) Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement (which, for purposes of this paragraph, will be deemed to be the effective date of the Rule 462(b) Registration Statement, if applicable) that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(j) Lock Up. During the period commencing on and including the date hereof and ending on and including the ninetieth (90th) day following the date of this Agreement (as the same may be extended as described below, the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Ordinary Shares, options, rights or warrants to acquire Ordinary Shares or securities exchangeable or exercisable for or convertible into Ordinary Shares or publicly announce any intention to do any of the foregoing; provided, however, that the Company may: (i) sell the Securities pursuant to this Agreement and pursuant to the securities purchase agreement between the Company and strategic partner described in the Prospectus; (ii) issue Ordinary Shares and options to purchase Ordinary Shares pursuant to any director or employee incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the General Disclosure Package; (iii) issue Ordinary Shares pursuant to the conversion of securities, the exercise of (contractual) conversion rights (though contribution in kind or otherwise) or the exercise of warrants, which securities, (contractual) conversion rights or warrants are outstanding on the date hereof and described in the General Disclosure Package; (iv) adopt a new equity incentive plan, file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities on such new equity incentive plan or on equity incentive plans described in the General Disclosure Package, and issue securities pursuant to such equity incentive plans (including, without limitation, the issuance of shares of Ordinary Shares upon the exercise of options or other securities issued pursuant to such equity incentive plans); provided that (1) such equity incentive plans satisfy the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (2) this clause (iii) shall not be available unless each recipient of shares of Ordinary Shares, or securities exchangeable or exercisable for or convertible into Ordinary Shares, pursuant to such equity incentive plans shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period; and (v) issue Ordinary Shares or securities convertible or exchangeable for shares of Ordinary Shares in connection with any acquisition, collaboration, licensing or other strategic transaction (but excluding transactions principally of a financing nature); provided, that the aggregate number of shares of Ordinary Shares or securities convertible into or exercisable for Ordinary Shares (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (v) shall not exceed five percent (5%) of the total number of shares of the Company’s Ordinary Shares issued and outstanding immediately following the completion of the transactions contemplated by this Agreement.  In addition, the Company will cause each person and entity listed on Schedule D to furnish to the Representatives, prior to the Closing Date an agreement in the form of Exhibit E hereto.

(k) No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not affected any sales of Ordinary Shares which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement.

(l) SEC Reports. During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(m) Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not, make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Permitted Free Writing Prospectus”); provided, however, that the prior written consent of the Company and the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule B hereto.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping, and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.  The Company will satisfy the condition in Rule 433 of the Rules and Regulations to avoid a requirement to file with the Commission any electronic road show.

(n) Emerging Growth Company. The Company will as soon as reasonably practicable promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of Securities within the meaning of the Securities Act and (B) completion of the Lock-Up Period.

(o) Delivery of SEC Correspondence. To supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Securities Act or any of the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(p) Press Releases. Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(q) Compliance with Regulation M. Until the Underwriters shall have notified the Company of the completion of the resale of the Securities, that the Company will not, and will use its reasonable best efforts to cause its “affiliated purchasers” (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities.

(r) Registrar and Transfer Agent. To maintain, at its expense, a registrar and transfer agent for the Securities.

(s) Use of Proceeds. To apply the net proceeds from the sale of the Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter. The Company will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(t) No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Securities Act with the offer and sale of the Securities pursuant to the Registration Statement.

5.	Payment of Expenses.

(a) The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection (except, for the avoidance of doubt, any net income, capital gains, franchise taxes or other similar taxes imposed on the Underwriters by Belgium or other applicable jurisdictions or by any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and such jurisdiction; (b) the costs incident to the registration of the Securities under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing this Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with securing any required review by FINRA of the terms of the sale of the Securities and any filings made with FINRA; (e) any applicable listing or other fees; (f) the fees and expenses (including related fees and expenses of counsel to the Underwriters) of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(e)) and of preparing, printing and distributing wrappers, blue sky memoranda and legal investment surveys; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar, transfer agent, agent for service of process and/or depositary of the Securities; (i) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with the legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in Section 2(b); and (j) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, including the cost of any aircraft chartered in connection with the road show and (k) all other costs and expenses of the Company incident to the offering of the Securities or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); and provided that, except to the extent otherwise provided in this Section 5 and in Sections 9 and 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel not contemplated herein, any transfer taxes on the resale of any Securities by them and the expenses of advertising any offering of the Securities made by the Underwriters.

(b) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, issue, registration, transfer or other similar tax or duty, including any interest and penalties, on or in connection with (i) the creation and issuance and delivery of the Ordinary Shares by the Company, and the sale of the Securities by the Underwriters, in the manner contemplated by this Agreement and the Prospectus and (ii) the execution, delivery and performance by the Company or the Underwriters of this Agreement, except if such tax or duty is due as a result of or in connection with an Underwriter (a) being resident in the Belgium for tax purposes or (b) carrying on business through a permanent establishment in Belgium for tax purposes or (c) having a fixed establishment in Belgium for VAT purposes or (d), for purposes of the Belgian stock exchange tax, acting as a professional intermediary on behalf of purchasers of Securities with habitual residence in Belgium in relation to the purchase of Securities. All payments to be made by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges whatsoever, and all interest, penalties or similar liabilities with respect thereto (“Taxes”) unless the Company is compelled by law to deduct or withhold such Taxes. In that event, and except for any net income, capital gains, franchise taxes or other similar taxes imposed on the Underwriters by Belgium or other applicable jurisdiction or by any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and such jurisdiction, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(c) If the performance by the Underwriters of any of their obligations under this Agreement shall represent for VAT purposes under any applicable law the making by the Underwriters of any supply of goods or services to the Company (to the extent applicable) and the Underwriters are required to account for the VAT chargeable on any such supply of goods or services, the Company shall pay to the Underwriters, in addition to the amounts otherwise payable by the Company pursuant to this Agreement, an amount equal to the VAT chargeable on any such supply of goods and services and the Underwriters shall issue the Company (to the extent applicable) with an appropriate VAT invoice in respect of the supply to which the payment relates. Where a Relevant Sum is paid or reimbursed to the Underwriters pursuant to this Agreement in respect of any cost, expense or other amount and that cost, expense or other amount includes the VAT Element, then the Company, to the extent applicable, shall, in addition, pay an amount to the Underwriters by reference to the VAT Element.

6.	Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on each Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) Registration Compliance; No Stop Orders. The Registration Statement is effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a) of this Agreement and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Securities, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel to the Representatives, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Continued Compliance with Securities Laws. No Underwriter shall have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in your opinion, is material or omits to state a material fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the General Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any issuer free writing prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Absence of Certain Events. Except as contemplated in the General Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its share capital; and there shall not have been any change in the share capital (other than a change in the number of Ordinary Shares due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities or pursuant to the OrbiMed Credit Documents), or any material change in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities or the exercise of (contractual) conversion rights (through contribution in kind or otherwise)), or any issuance of options, warrants, convertible securities or other rights to purchase shares of the Company or any of its subsidiaries, or any Material Adverse Effect or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the General Disclosure Package and in the Prospectus.

(e) Opinion of Company Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, (i) the opinion and negative assurance letter of K&L Gates LLP counsel for the Company, dated such Closing Date and addressed to you in form and substance satisfactory to you, with respect to such matters as you may reasonably request and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters, and (ii) the opinion of Baker McKenzie BV/SRL, counsel for the Company, dated such Closing Date and addressed to you in form and substance satisfactory to you, with respect to such matters as you may reasonably request and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(f) Opinion of Intellectual Property Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion of Quarles and Brady LLP, intellectual property counsel for the Company, dated such Closing Date and addressed to you in form and substance satisfactory to you.

(g) Opinion of the Company’s General Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion of the General Counsel for the Company with respect to certain regulatory matters, dated such Closing Date and addressed to you in form and substance satisfactory to you.

(h) Opinion of Underwriters’ Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, such opinion or opinions from DLA Piper LLP (US), counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the Registration Statement, the General Disclosure Package or the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(i) Comfort Letters. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof and on each Closing Date you, as the Representative of the several Underwriters, shall have received a letter from BDO Réviseurs d’Entreprises SRL, dated such date and addressed to you, in form and substance satisfactory to you.

(j) Officers’ Certificate. On each Closing Date, there shall have been furnished to you, as the Representative of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the General Disclosure Package, the Prospectus or any issuer free writing prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

(k) FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(l) CFO Certificate. On the date of this Agreement and on each Closing Date, as the case may be, the Company shall have furnished to the Representative a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(m) No Legal Impediment to Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory agency or body which would prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(n) No Downgrade. Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), the Company’s corporate credit rating or the rating of any of the Company’s debt securities.

(o) Market Conditions. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or the Exchange, or trading in securities generally on the New York Stock Exchange, Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market or the NYSE MKT LLC or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in any such case, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(p) Lock Up Agreements. The Representatives shall have received the written agreements, substantially in the form of Exhibit E hereto, of the officers, directors, stockholders, option holders and warrant holders of the Company listed in Schedule D to this Agreement.

(q) Additional Document. On or prior to each Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.	Indemnification and Contribution.

(a) Indemnification of Underwriters by the Company.  The Company shall indemnify and hold harmless each Underwriter and its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each, an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Registration Statement, the Prospectus or in any amendment or supplement thereto or document incorporated by reference therein or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Registration Statement, the Prospectus or in any amendment or supplement thereto or document incorporated by reference therein or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (as it applies to the Prospectus and not to the Registration Statement), and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement, the Prospectus or  any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information. Each indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other indemnity agreement in this Section 7(a) and each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b) Indemnification of Company by the Underwriters. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties,” and each, a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Registration Statement, the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Registration Statement, the Prospectus or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (as it applies to Prospectus and not to the Registration Statement), but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Representatives in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties.  Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable, documented legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third-party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d), but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of  the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided, however, that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in the Preliminary Prospectus, any Registration Statement, the Prospectus or in any amendment or supplement thereto, consists solely of the Underwriters’ Information.

(e) The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(d) above.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

8.	Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion, by notice given to the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 6(a), 6(e) or 6(o) have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

9.	Reimbursement of Underwriters’ Expenses. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement or (d) the sale of the Securities is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then, in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters in accordance with this Section 9 for the fees and expenses of Underwriters’ counsel and for such other documented out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representatives; provided, however, that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter; provided, further, that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10.	Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Securities hereunder on any Closing Date, and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Securities of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement.  Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7, Section 11 and Sections 13 through 22, inclusive, shall not terminate and shall remain in full force and effect.

11.	Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) each Underwriter’s responsibility to the Company is solely contractual in nature, the Representatives have been retained solely to act as underwriters in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Representatives has advised or is advising the Company on other matters;

(b) the price of the Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representatives, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

12.	Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13.	Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 22, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14.	Recognition of the U.S. Special Resolution Regimes

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

15.	Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex, facsimile transmission or email to (i) TD Securities (USA) LLC, Attention: Head of Equity Capital Markets, Fax: 646-562-1249 with a copy to the General Counsel, Fax: 646-562-1130; and (ii) William Blair & Company, L.L.C., 150 North Riverside Plaza, Chicago, IL 60606, Attention: General Counsel, Facsimile: (312) 551-4646;

(b) if to the Company, shall be mailed or delivered to it at 15279 Alton Parkway, Suite 100 Irvine, CA 92618 Attention: General Counsel.

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

16.	Definition of Certain Terms. For purposes of this Agreement, (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act, (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations; (c) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (d) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (e) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (f) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.	Judgment Currency. The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

18.	Governing Law, Jurisdiction, Waiver of Jury Trial, Agent For Service. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (i) submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement, and any Preliminary Prospectus or the Prospectus, (ii) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (iii) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (iv) agrees not to commence any such suit, action or proceeding other than in such courts, and (v) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum. Each of the parties to this Agreement hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement. The Company appoints Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York (which appointment shall not be revoked by the Company).

19.	Underwriters’ Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Underwriters’ Information” consists solely of the following information in the Prospectus: (i) the third paragraph of text under the caption “Underwriters” in the Prospectus concerning the terms of offering by the Underwriters; (ii) the twelfth paragraph of the text under the caption “Underwriters” in the Prospectus concerning stabilization and overallotments by the Underwriters; and (iii) the seventeenth paragraph of text under the caption “Underwriters” in the Prospectus concerning the availability of the Prospectus in electronic format, the allocation of Ordinary Shares to online brokerage account holders and Internet distributions.

20.	Authority of the Representatives. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all of the Underwriters.

21.	Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

22.	General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

23.	Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be delivered via facsimilie, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

Very truly yours,

MDXHEALTH SA

		By:	/s/ Michael K. McGarrity
Name: Michael K. McGarrity
Title: CEO & Director

Accepted as of
the date first above written:

TD Securities (USA), LLC

William Blair & Company, L.L.C.
Acting on their own behalf
and as Representatives of several
Underwriters listed on Schedule A to this Agreement.

By:	TD Securities (USA), LLC

By:	/s/ Michael Campbell
Name: Michael Campbell
Title: Managing Director

By:	William Blair & Company, L.L.C.

By:	/s/ Rakhee Bhagat
Name: Rakhee Bhagat
Title: Managing Director, Partner

SCHEDULE A

Name	Firm Stock to be Purchased	Optional Stock to be Purchased
TD Securities (USA), LLC	8,880,000	1,332,000
William Blair & Company, L.L.C.	7,030,000	1,054,500
BTIG, LLC	1,295,000	194,250
Lake Street Capital Markets, LLC	1,295,000	194,250
Total	18,500,000	2,775,000

SCHEDULE B

General Use Free Writing Prospectuses

None

SCHEDULE C

Pricing Information

Firm Stock Being Offered: 18,500,000

Optional Stock Being Offered: 2,775,000

Offering Price Per Ordinary Share: $2.00

Underwriting Commission Per Ordinary Share: $0.12

SCHEDULE D

Lock-up Parties

Officers

Michael K. McGarrity

John Bellano

Ron Kalfus

Joe Sollee

Non-Employee Directors

Koen Hoffman

Dr. Jay Sanford Siegel

Hilde Windels

Dr. Regine Slagmulder

Dr. Eric Bednarski

Donnie M. Hardison

Significant Shareholders

MVM V LP

MVM GP (No.5) LP

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